Exhibit 99.1

Sent via Electronic Delivery to: Nancy@1stpeoplesbank.com

October 8, 2010

Nancy E. Aumack

Chief Financial Officer

FPB Bancorp, Inc.

1301 SE Port St. Lucie Boulevard

Port St. Lucie, Florida 34952

Re:	FPB Bancorp, Inc. (the “Company”)

Nasdaq Security: Common Stock

Nasdaq Symbol: FPBI

Dear Ms. Aumack:

As we discussed, our Listing Rules (the “Rules”) require listed securities to maintain a minimum bid price of $1.00 per share. Based upon the closing bid price for the last 30 consecutive business days, the Company no longer meets this requirement.1 Consequently, a deficiency exists with regard to the Rules. However, the Rules also provide the Company a compliance period of 180 calendar days in which to demonstrate compliance. The following table summarizes the critical dates and information as related to this matter.

Period below $1.00 bid price	Expiration of 180 calendar day compliance period	Public Announcement Due Date	Relevant Listing Rules
August 26, 2010 to October 7, 2010	April 6, 2011	October 14, 2010	5550(a)(2) – bid price 5810(c)(3)(A) – compliance period 5810(b) – public disclosure 5505 – Capital Market criteria

If at anytime during this compliance period the bid price of the Company’s security closes at $1.00 per share or more for a minimum of ten consecutive business days, we will provide you written confirmation of compliance and this matter will be closed. Please note that if the Company chooses to implement a reverse stock split to regain compliance, it must complete the split no later than ten business days prior to the expiration date in the table above in order to demonstrate compliance prior to the end of the compliance period.

In the event the Company does not regain compliance with the Rule prior to the expiration of the compliance period, it will receive written notification that its securities are subject to delisting.2

[1]	For online access to all Nasdaq Rules, please see “Nasdaq Reference Links,” included with this letter.
[2]	At that time, the Company may appeal the delisting determination to a Hearings Panel.

Nancy E. Aumack

October 8, 2010

Alternatively, the Company may be eligible for an additional compliance period if it meets the initial listing standards, with the exception of bid price, for The Nasdaq Capital Market. If it meets the initial listing criteria, Staff will notify the Company that it has been granted an additional 180 calendar day compliance period.3

Our Rules require that the Company promptly disclose receipt of this letter by either filing a Form 8-K, where required by SEC rules, or by issuing a press release. The announcement needs to be made no later than four business days from the date of this letter and must include the continued listing criteria that the Company does not meet.4 The Company must also provide a copy of the announcement to Nasdaq’s MarketWatch Department at least 10 minutes prior to its public release.5 For your convenience attached is a list of news services. Please note that if you do not make the required announcement trading in your securities will be halted.6

Finally, an indicator will be displayed with quotation information related to the Company’s securities on NASDAQ.com and NASDAQTrader.com and may be displayed by other third party providers of market data information. Also, a list of all non-compliant Nasdaq companies and the basis for such non-compliance is posted on our website at www.nasdaq.com. The Company will be included in this list commencing five business days from the date of this letter.

If you have any questions, please do not hesitate to contact me at +1 301 978 8072.

Sincerely,

Rachel Scherr

Lead Analyst

Nasdaq Listing Qualifications

[3]

For additional information with respect to compliance periods please see attached “Factors to be considered when cited for non-compliance with the $1.00 minimum bid price.” This attachment includes relevant excerpts from the Frequently Asked Questions section of the “Nasdaq.com” website.

[4]	Listing Rule 5810(b).
[5]	The notice must be submitted to Nasdaq’s MarketWatch Department through the Electronic Disclosure service available at www.NASDAQ.net.
[6]	Listing Rule IM-5810-1.

NASDAQ REFERENCE LINKS

Topic	Description	Link
NASDAQ Listing Rules	All initial and continued listing rules	NASDAQ Listing Rules

Corporate Governance	Independent directors, committee requirements and shareholder approval	www.nasdaq.com/about/FAQsCorpGov.stm

Fees	Fee schedule	www.nasdaq.com/about/FAQsFees.stm

Frequently Asked

Questions (FAQs)	Topics related to initial and continued listing	www.nasdaq.com/about/LegalComplianceFAQs.stm

Hearing Requests & Process	Discussion of the Nasdaq Hearings process	www.nasdaq.com/about/FAQsHearings.stm

Listing of Additional Shares (LAS)	Explanation of Nasdaq’s Listing of Additional Shares process	www.nasdaq.com/about/FAQsLAS.stm

Transfer to the Nasdaq Capital Market	Procedures and application to transfer securities to the Nasdaq Capital Market	www.nasdaq.com/about/FAQsPhaseDown.stm

DIRECTORY OF NEWS SERVICES*

The use of any of these services will satisfy NASDAQ’s listing rules that require the disclosure of specific information in a press release or public announcement. The Company must ensure that the full text of the required announcement is disseminated publicly. The Company has not satisfied this requirement if the announcement is published as a headline only or if the news service determines not to publish the full text of the story.

News Service	Internet Address	Telephone Number
Bloomberg Business News	www.bloomberg.com	Toll free: 800 444 2090 Phone: 609 750 4500

Business Wire	www.businesswire.com	Toll free: 800 227 0845 Phone: 415 986 4422

Dow Jones News Wire	www.djnewswires.com	Phone: 201 938 5400

GlobeNewswire (A NASDAQ OMX Co.)	www.globenewswire.com	Toll free: 800 307 6627 Phone: 310 642 6930

MarketWire	www.marketwire.com	Toll free: 800 774 9473 Phone: 310 765 3200

PR Newswire	www.prnewswire.com	Toll free: 800 832 5522 Phone: 201 360 6700

Reuters	www.thomsonreuters.com	Phone: 646 223 6000

*	Nasdaq cannot render advice to the Company with respect to the format or content of the public announcement. The following is provided only as a guide that should be modified following consultation with securities counsel: the Company received a Nasdaq Staff Deficiency Letter on (DATE OF RECEIPT OF STAFF DEFICIENCY LETTER) indicating that the Company fails to comply with the (STOCKHOLDERS’ EQUITY, MINIMUM BID PRICE, MARKET VALUE OF PUBLICLY HELD SHARES, etc.) requirement(s) for continued listing set forth in Listing Rule(s) .

Factors to be considered when cited for non-compliance with the $1.00 minimum bid price

What is NASDAQ’s compliance process for companies failing to meet the $1.00 minimum bid price requirement?

NASDAQ uses the consolidated closing bid price to determine whether a company complies with this requirement. If a company trades for 30 consecutive business days below the $1.00 minimum closing bid price requirement, NASDAQ will send a deficiency notice to the company, advising that it has been afforded a “compliance period” of 180 calendar days to regain compliance with the applicable requirements.

Thereafter, Capital Market companies can receive an additional 180-day compliance period if they meet all initial inclusion requirements for the Capital Market, except for the bid price requirement. If a Global Select Market or Global Market company is unable to comply with the bid price requirement prior to the expiration of its 180-day compliance period, it may transfer to The NASDAQ Capital Market, so as to take advantage of the additional compliance period offered on that market, provided it meets all requirements for initial listing on The NASDAQ Capital Market, except for the bid price requirement.

In order to achieve compliance with the bid price requirement, a security must maintain a closing $1.00 bid price for a minimum of 10 consecutive business days. Although an automated computer system tracks each company’s bid price on a daily basis, it is suggested that the company contact its Listing Qualifications analyst when it believes compliance has been achieved. NASDAQ will provide all compliance determinations, in writing, to the company.

If the company does not demonstrate compliance within the compliance period, it will be issued a delisting letter, which it may appeal at that time. See Hearings Process for additional information. (Updated: November 19, 2008)

How does NASDAQ measure the bid price of a security?

NASDAQ uses the consolidated closing bid price to determine whether a company complies with the bid price requirements for continued listing. A NASDAQ issuer can view its security’s consolidated closing bid price by accessing “Trading History” on the www.nasdaq.net website.

How does a company regain compliance with the minimum bid price requirement?

In order to regain compliance with the minimum bid price requirement, a security must have a closing bid price of $1.00 or more for 10 consecutive business days.

NASDAQ uses the consolidated closing bid price to determine whether a company complies with the bid price requirements for continued listing. A NASDAQ issuer can view its security’s consolidated closing bid price by accessing “Trading History” on the www.nasdaq.net website.

Although an automated computer system tracks each company’s bid price on a daily basis, it is suggested that the company contact its Listing Qualifications analyst when it believes compliance has been achieved. NASDAQ will provide all compliance determinations, in writing, to the company.

Under certain circumstances, to ensure that the company can sustain long-term compliance, NASDAQ may require the closing bid price to equal or to exceed the $1.00 minimum bid price requirement for more than 10 consecutive business days before determining that a company complies. In determining whether to look beyond the 10 days, NASDAQ will consider, but is not limited to, the following factors:

•	Margin of compliance (the amount by which the price is above the $1.00 minimum standard);

•	Trading volume (a lack of trading volume may indicate a lack of bona fide market interest in the security at the posted bid price);

•	The market maker montage (e.g., if only one of eight market makers is quoting at or above the minimum bid price and the quote is only for 100 shares, then added scrutiny may be appropriate); and

•	The trend of the stock price (is it up or down?).

Does NASDAQ accept reverse stock splits as a method to regain compliance with the minimum bid price requirement?

Yes. NASDAQ views reverse stock splits as an acceptable method to regain compliance. If the company determines to implement a reverse stock split, it will need to provide certain information to NASDAQ. See the following Frequently Asked Question for additional information. Furthermore, to inform the market of the reverse stock split, NASDAQ will append a suffix character, “D”, to the company’s symbol for approximately 20 trading days following the reverse stock split. (Updated: June 3, 2009)

What happens if a company does not regain compliance with the minimum bid price requirement during the compliance period?

If a company is unable to resolve its bid price deficiency during the applicable compliance period, NASDAQ Staff will issue a delisting letter. At that time, the company may request a hearing before a Listing Qualifications Panel, which will stay the delisting.

The company will have the opportunity to present its plan to regain compliance to the Panel. This plan of compliance should include implementation of a reverse stock split in the near term. In appropriate cases, and so long as a company commits to implementation of a reverse split within 180 days of the delisting notification, Panels may also consider other factors, such as the company’s fundamental financial strengths and weaknesses, the overall market, the company’s historical bid price, and impending disclosures, corporate actions and strategic business plans that the company believes may impact its bid price.